UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2008
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue
New York, New York	10022
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On April 9, 2008, FX Real Estate and Entertainment Inc. (the “Company”) announced that it had extended the expiration date for its pending rights offering by one week to 5:00 p.m. EDT on April 18, 2008. The Company’s stockholders of record on March 6, 2008 received the right to purchase one share of common stock of the Company at a price of $10 per share for every two shares of common stock held on that date.
In addition, Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, together with other members of senior management, will host a conference call on Tuesday, April 15, 2008 at 10:30 a.m. EDT to directly address questions that investors may have regarding the Company and the pending rights offering.
During the conference call, senior management will be available for questions from investors following prepared remarks via the following telephone numbers:
877-419-6590 (United States)
719-325-4928 (International)
Investors interested in listening to the conference call live via the Internet may do so by visiting the Company’s Investor Relations web site at http://ir.fxree.com. To listen to the live call, investors should go to the web site fifteen minutes prior to its start to register, download, and install the necessary audio software.
An audio replay of the conference call will also be available after the call on the Company’s Investor Relations website.
As previously described in the Company’s Current Reports on Form 8-K, filed with the Commission on January 10, 2008 and April 1, 2008, The Huff Alternative Fund, L.P. (“Huff”), a principal stockholder of the Company, and Mr. Sillerman have agreed to purchase shares in the rights offering that are not otherwise subscribed for by stockholders, if any, at the same $10 per share offering price. Mr. Sillerman has exercised all of his rights received in the offering, resulting in his purchase of 3,037,265 shares at the offering price of $10 per share. In addition, Huff has exercised rights it received in the offering, resulting in its purchase of approximately 1.15 million shares at the offering price of $10 per share.
A registration statement for the rights and the shares of FXRE common stock underlying the rights has been filed with and declared effective by the Securities and Exchange Commission. A copy of the final prospectus from the registration statement and additional material relating to the rights offering were mailed on or about March 11, 2008, to stockholders of record as of March 6, 2008. The rights offering expires at 5:00 p.m., New York City time, on April 18, 2008, unless extended by the Company.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of FX Real Estate and Entertainment Inc. dated April 9, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President ,General Counsel and Secretary

DATE: April 10, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of FX Real Estate and Entertainment Inc. dated April 9, 2008